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                                                                  EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Vertex Pharmaceuticals, Inc. Registration Statement (Form S-8), expected to be filed with the Securities and Exchange Commission on or about July 23, 2001 pertaining to the Vertex Pharmaceuticals, Inc. 1996 Stock and Option Plan of our report dated April 27, 2001, with respect to the consolidated financial statements of Aurora Biosciences Corporation included in its Current Report (Form 8-K) filed with the Securities and Exchange Commission on May 18, 2001.

                                                 /s/ Ernst & Young

                                                 ERNST & YOUNG LLP

San Diego, California
July 18, 2001